Exhibit 10.6

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

by and from

7124 GRADE LANE LLC

to

BANK OF AMERICA, N.A.,

as Lender

Dated as of November 9, 2018

COLLATERAL IS AND INCLUDES FIXTURES

THIS DOCUMENT SERVES AS A FINANCING STATEMENT FILED AS A FIXTURE FILING UNDER THE KENTUCKY UNIFORM COMMERCIAL CODE

RECORDING REQUESTED BY,

AND WHEN RECORDED RETURN TO:

Otterbourg P.C.

230 Park Avenue

New York, New York 10169

Attn: Oleg R. Sabel, Esq.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

             THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Mortgage”), is made and executed as of the 9th day of November, 2018, by 7124 GRADE LANE LLC, a Kentucky limited liability company, with an office located at 7100 Grade Lane, Bldg. 1, Louisville, KY 40213 (“Mortgagor”) to BANK OF AMERICA, N.A., having an office at One Bryant Park, New York, New York 10036, (“Mortgagee”).

All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms, respectively, in the Loan Agreement described below.

W I T N E S S E T H:

WHEREAS, Mortgagor is the owner of certain fee simple interests in real property and the buildings and improvements thereon, together with related rights as further described herein; and

WHEREAS, Borrowers (including Mortgagor) and Mortgagee have entered into or are about to enter into financing arrangements pursuant to which the Mortgagee may make loans and advances and provide other financial accommodations (the “Credit Facility”) to Borrowers as set forth in the Loan and Security Agreement, dated as of the date hereof, by and among Borrowers and Mortgagee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Loan Documents, which Loan Agreement provides that, among other things, that the Mortgagee provide to Borrowers a Credit Facility in an aggregate principal sum not to exceed TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000.00); and

WHEREAS, Mortgagor, by this Mortgage, intends to secure and does hereby secure all existing and future indebtedness and other obligations of Borrowers to Mortgagee as hereinafter further described, including, without limitation, (a) all existing and future indebtedness, liabilities and obligations of Borrowers to Mortgagee under the Loan Agreement up to the aggregate principal amount not to exceed TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000.00) at any time and from time to time outstanding and (b) all other existing and future indebtedness, obligations and liabilities of Borrowers to Mortgagee, including, without limitation, all interest on such principal sum, costs, expenses and attorneys’ fees accruing or incurred in connection therewith, as hereinafter further described.

NOW, WITNESSETH, that the foregoing recitals being hereinafter deemed incorporated by reference and made a part hereof as if again set forth at length, Mortgagor, in consideration of the Loan Agreement, the Loan Documents and the extension of credit therein, and to secure the payment and performance of the indebtedness evidenced by the Loan Agreement and other obligations hereinafter set forth, including the performance of the covenants and agreements herein contained and in consideration of the further sum of One ($1.00) Dollar unto Mortgagor in hand well and truly paid by Mortgagee at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, and intending to be legally and firmly bound hereby, has mortgaged, pledged, warranted, gave, granted, bargained, assigned, sold, alienated, released, conveyed and confirmed, and by these presents does mortgage, pledge, warrant, give, grant, bargain, assign, sell, alien, release, convey and confirm unto Mortgagee, its successors and assigns, and grants to Mortgagee, its successors and assigns, a mortgage and security interest in all right, title and interest of Mortgagor in and to the following property, rights and interests and the proceeds thereof (hereinafter collectively referred to as the “Property”):

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                 A.     The real property described on Exhibit A attached hereto and made a part hereof (the “Land”) and all additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Mortgage; and

          B.      TOGETHER WITH (1) all the buildings, structures, additions, improvements, appurtenances, hereditaments and tenements now or hereafter located on or relating to the Land and (2) all and singular the facilities, fixtures, trade fixtures, machinery, equipment, apparatus, installations, furniture, equipment, and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located in or upon, or attached to the Land, or appurtenances thereto, or used or usable in connection with the Land, Improvements, Easements or the operation of the business conducted thereon (all such machinery, equipment, fixtures and other property and the proceeds thereof hereinafter collectively referred to as the “Equipment”), including, but not limited to, all heating apparatus, boilers, generators, furniture, plumbing, lighting fixtures, laundry, ventilating, air-conditioning and refrigerating equipment, all awnings, blinds, screens, storm sash, pumping equipment, electrical equipment including transformers, and all fixtures, appliances, property and equipment of every kind and description now or hereafter installed in or used in connection with, or located on the aforesaid premises, or used in the manufacturing or other operations of the plant, business or dwelling situated thereon, and further including all replacements, accessions, renewals, additions and substitutions to the foregoing and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby (the “Improvements”); and

         C.         TOGETHER WITH all and singular the streets, easements, rights of way, gores of land, lots, parcels, alleys, passages, ways, waters, watercourses, development rights, air rights, rights, liberties, privileges, servitudes, tenements, hereditaments, appurtenances, alterations and partitions whatsoever, to any of the property described in Paragraphs A and B hereof now or hereafter belonging or in any wise appertaining to any of the property described in Paragraphs A and B hereof, or which shall hereafter in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor (the “Easements”); and

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          D.       TOGETHER WITH (1) all of the estate, right, title and interest of Mortgagor of, in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described in Paragraphs A, B and C hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Paragraphs A, B and C hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the property described in Paragraphs A, B and C hereof or any part thereof; and Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and, if it so elects, to apply the same toward the payment of the Obligations (as hereinafter defined), notwithstanding the fact that the amount owing thereon may not then be due and payable, and Mortgagor hereby covenants and agrees upon reasonable request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of further evidencing the assignment of the aforesaid awards to Mortgagee, its successors, or assigns, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever, each in form and substance reasonably acceptable to Mortgagor and Mortgagee; and (2) all contract rights, general intangibles, actions and rights in action, including, without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the property described in Paragraphs A, B and C above; and (3) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the property described in Paragraphs A, B and C; and

           E.        TOGETHER WITH all right, title and interest of the Mortgagor under all leases, tenancies, licenses, lettings, contracts and other agreements, written or otherwise, granting occupancy or use of any of the property described in Paragraphs A, B and C hereof, over the Property or any portion thereof, now executed or entered into subsequent hereto (the “Leases”), together with all security therefor, deposits relating thereto and all monies payable thereunder and all books and records which contain payments under the Leases, and the right to receive and apply to the Obligations, all rental income, receipts, revenues, issues, profits, damages and awards now due or which may hereafter become due subject, however, to the conditional permission herein given to Mortgagor to collect the rents, income and other benefits arising under any such Lease.  Mortgagee shall have the right, following the occurrence and during the continuance of an Event of Default (as hereinafter defined), to notify any lessee of the rights of Mortgagee as provided in this Paragraph; and

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           F.       TOGETHER WITH all rents, income, issues, profits and other benefits to which Mortgagor may now or hereafter be entitled from any of the property described in Paragraphs A, B and C hereof, and other Property (hereinafter collectively referred to as the “Rents”); provided however, that a license is hereby given to Mortgagor so long as no Event of Default has occurred and continues hereunder, to collect and use such rents, income, issues, and other benefits as they become due and payable, but not in advance thereof.  Upon the occurrence and during the continuance of an Event of Default, the permission hereby given to Mortgagor to collect and use such rent, income, issues and other benefits from any of the property described in Paragraphs A, B and C hereof and other Property shall terminate and such license shall not be reinstated until a cure of such Event of Default has occurred, as determined by Mortgagee by written notice to Mortgagor thereof.  The foregoing provision hereof shall constitute an absolute and present assignment of the rents, income, issues, profits and other benefits from the Land, Improvements, Easements and other Property, subject, however to the conditional license given to Mortgagor to collect and use such rents, income, issues and benefits as herein provided; and the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment shall be subject to the rights of Mortgagee hereunder.

               G.       TOGETHER WITH all products and proceeds of the foregoing, in any form.

TO HAVE AND TO HOLD the Property and all parts thereof unto Mortgagee, its successors and assigns, to and for the proper use and benefit of Mortgagee, its successors and assigns, forever subject to Permitted Liens and to satisfaction of the Obligations as provided in the Loan Agreement.

This Mortgage is executed and delivered by Mortgagor to secure the following obligations (collectively referred to herein as the “Obligations”):  (a) all Loans, Letters of Credit and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Mortgagee, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Loan Agreement, this Mortgage or any of the other Loan Documents or on account of any Letter of Credit, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to a Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured, (b) all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers or Guarantors to Mortgagee arising under or pursuant to any Bank Products, whether now existing or hereafter arising, but in the case of this clause (b) only to the extent set forth in the Loan Agreement and (c) any amount that may be advanced by Mortgagee in protection of the Property or this Mortgage.

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Without limiting the generality of the foregoing, the Obligations include, without limitation:

(A) all obligations, liabilities and indebtedness of Borrowers arising pursuant to the Revolving Loans (involving advances, repayments and readvances), and the Letters of Credit to or for the account of or otherwise owed by Borrowers and Term Loans;

(B) all obligations, liabilities and indebtedness of Borrowers to Mortgagee arising under or pursuant to any Bank Products, whether now existing or hereafter arising (subject to the conditions and limitations set forth in the Loan Agreement), and

          (C)       all interest, costs and expenses (including reasonable attorneys’ fees and expenses), other charges and fees provided to be paid by Mortgagor herein and in the other Loan Documents, advances made by Mortgagee to protect or preserve the Property, any part thereof, or the interests of Mortgagee therein or for payment of taxes, assessments, insurance premiums and other amounts as provided therein and herein;

provided, however, that the maximum principal amount of the Obligations at any time secured hereby shall be the principal sum not to exceed TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000.00), including present and future obligations, at any time and from time to time outstanding, plus all interest under the Loan Documents, costs and expenses (including reasonable attorneys’ fees and expenses), other charges and fees provided to be paid in the Loan Documents and herein, advances made by Mortgagee to protect or preserve the Property, any part thereof, or the interests of Mortgagee therein or for payment of taxes, assessments, insurance premiums and other amounts as provided therein and herein.  In no event shall the limitation on the principal amount of Obligations secured hereby limit or impair the security interests and liens of Mortgagee in property of Mortgagor as provided under the other Loan Documents.

PROVIDED ALWAYS, that upon termination of the Commitments, payment and satisfaction of all Obligations in full, termination, collateralization or expiration of all Letters of Credit and Bank Product collateralization, then the estate hereby granted shall cease, terminate and become void, but otherwise shall remain in full force and effect.  Upon satisfaction of the foregoing conditions, Mortgagee shall execute and deliver such discharges as may be required to release the lien of this Mortgage.

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MORTGAGOR DOES HEREBY FURTHER COVENANT AND AGREE AS FOLLOWS:

            1.         Payment and Performance.  Mortgagor shall perform and observe and shall comply with all provisions of the Loan Documents and shall promptly pay to the Mortgagee all Obligations required to be paid by Mortgagor under the Loan Documents when payment shall become due.

            2.        Status of Title.  General Representations, Warranties and Covenants.  Mortgagor represents, warrants and covenants that (a) Mortgagor is and at all times shall continue to be lawfully seized of an indefeasible estate in fee simple in its portion of the Land and the buildings and improvements thereon, has good and absolute title to the Property and has good right, full power and lawful authority to convey, assign, mortgage or encumber the Property as provided herein; (b) the Property is and at all times shall continue to be free and clear of all liens, security interests, and encumbrances whatsoever, except for Permitted Liens; (c) Mortgagor will maintain and preserve the lien of this Mortgage as a first and prior lien, subject only to the Permitted Liens; and (d) this Mortgage is and at all times shall continue to constitute legal, valid and binding obligations of Mortgagor, enforceable in accordance with the terms contained herein (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally), and the execution and delivery hereof by Mortgagor does not contravene any contract or agreement to which Mortgagor is a party or by which Mortgagor or any of its properties may be bound and, to Mortgagor’s knowledge, does not contravene any law, order, decree, rule or regulation to which Mortgagor is subject.

           3.        Compliance with Laws.  Mortgagor represents, warrants and covenants that it is and will continue to be in material compliance with laws, per the terms and conditions of the Loan Agreement, in (but not limited to) Section 9.1.13 of the Loan Agreement.

           4.          Taxes and Other Charges.

                        (a)        Mortgagor shall pay, or cause to be paid, prior to the time any interest or penalty may be imposed due to late payment, all taxes, assessments, water rates, sewer rentals, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances and other charges of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Property or any part thereof, or upon Mortgagor’s interest in the Rents thereof, or upon this Mortgage, the Obligations or upon or against the interest of Mortgagee in the Property, whether any or all of such items be levied directly or indirectly, as well as income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Mortgagor or in respect of the Property (all of the foregoing is collectively referred to as “Taxes” or individually, as a “Tax”), and Mortgagor shall deliver to Mortgagee receipted bills evidencing payment therefor.  Notwithstanding anything to the contrary contained herein, Mortgagor shall have the right, at its own expense with prior written notice to Mortgagee, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity or amount of any such Taxes in the manner provided by law, in which event, Mortgagor shall:

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(i)	pay in full, under protest in the manner provided by law, any Tax that Mortgagor may desire to contest, or

(ii)	withhold the payment thereof, if contest of any Tax may be made without the payment thereof; provided, however, that:

(A)	such contest may be pursued at all times without Mortgagor risking the sale or forfeiture of the Property or any part thereof, or any interest therein, to satisfy such Tax;

(B)	Mortgagor has, prior to the date the amount of such Tax shall be increased by reason of interest, penalties or costs, notified Mortgagee in writing of the intention of Mortgagor to contest the same;

(C)	Mortgagor shall have furnished Mortgagee, from time to time as Mortgagee may reasonably request, such security or bond or indemnification satisfactory to Mortgagee for the final payment and discharge thereof; and

(D)	in the event of a ruling or adjudication adverse to Mortgagor, Mortgagor shall promptly pay such Tax, plus any interest, penalty or additional charge thereon; and

(E)	all costs and expenses incidental to any such contest shall be paid by Mortgagor.

                          (b)       Notwithstanding anything to the contrary contained herein, in order to more fully protect the security afforded hereby, at Mortgagee’s request and after the occurrence and during the continuance of an Event of Default, Mortgagor shall pay to Mortgagee (or, at its option, Mortgagee may charge any account of Mortgagor or any of its affiliates maintained with Mortgagee or establish a reserve against loans otherwise available to Mortgagor or its affiliates) together with, and in addition to the periodic installments of principal and interest payable on the Obligations, a sum equal to one-twelfth (1/12) of the annual Taxes, municipal water rates, sewer rents and assessments, if any, levied or to be levied against the Property and of the fire and other hazard insurance premiums next becoming due (all hereinafter referred to as the “Charges”) all as estimated by Mortgagee, so that Mortgagee shall have sufficient funds to pay the Charges on the first (1st) day of the month preceding the month in which they become due.  If, from time to time, Mortgagee shall determine that the balance of the funds held by it to pay the Charges is or will be insufficient to pay any of the Charges when the same shall become due, Mortgagor shall pay to Mortgagee, on demand, any amount necessary to remedy any deficiency.  Mortgagee shall hold all amounts to pay the Charges before same become delinquent, with the right, however, of Mortgagee to apply, after the occurrence and during the continuance of an Event of Default, any sum so received as hereinafter provided.  If, after the occurrence and during the continuance of an Event of Default, there is a public sale of the Property covered hereby, or if Mortgagee acquires any of the Property otherwise after the occurrence and during the continuance of an Event of Default, then Mortgagee shall have the right to apply the balance then remaining in the funds accumulated to pay the Charges, either as a credit against the balance of the Obligations then remaining unpaid or to the payment of any of the Charges without any obligation to account therefor to Mortgagor.  The funds held by Mortgagee under this Section may be commingled with the general funds of Mortgagee who shall not be liable for interest thereon.  Nothing contained in this Section shall be deemed to limit Mortgagee’s right under the Loan Agreement to establish, at any time while the Obligations remain outstanding, a reserve to pay the Charges against loans otherwise

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available to the Mortgagor, it being understood and agreed by Mortgagor that the right of Mortgagee to establish an escrow under this Section shall be an alternative to and not in lieu of Mortgagee’s right to establish such a reserve.

                        (c)       Mortgagor shall not claim, demand or be entitled to receive any credit against the principal or interest payable on the Obligations for the taxes, assessments or similar impositions assessed against the Property or any part thereof or that are applicable to the Obligations or to the interest in the Property of Mortgagee.  No deduction shall be claimed from the taxable value of the Property or any part thereof by reason of the Obligations, this Mortgage or any other instrument securing the Obligations.

            5.         Mechanics’ and Other Liens.  Mortgagor shall not permit any mechanics’ or other liens, other than Permitted Liens, to be filed or to exist against the Property by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Property or to Mortgagor or anyone holding the Property or any part thereof through or under Mortgagor; provided, however, that if any such lien shall at any time be filed, Mortgagor shall, within ten (10) days after notice of the filing thereof but subject to the right of contest as set forth herein, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.  Notwithstanding anything to the contrary contained herein, Mortgagor shall have the right, at its own expense and with written notice to Mortgagee, to contest any such liens if Properly Contested (as defined in the Loan Agreement).

            6.        Insurance.  Mortgagor shall, at all times, maintain insurance in accordance with the terms and conditions of the Loan Agreement, specifically, but not limited, to Sections 8.6.2 and 10.1.7 of the Loan Agreement.

         7.      Eminent Domain.  Mortgagor, within seven (7) days of obtaining knowledge of the institution of any eminent domain or other proceedings for the condemnation of the Property, or any portion thereof, shall notify Mortgagee of the pendency of such proceedings.  Subject to Section 8.6.2 of the Loan Agreement, Mortgagee shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through eminent domain or other condemnation proceedings and is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor’s name any action or proceeding relating to eminent domain or condemnation and to settle or compromise any claim in connection therewith, with the consent of Mortgagor.  Subject to Section 8.6.2 of the Loan Agreement, all such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are included in the Property and Mortgagee, after deducting therefrom all its reasonable expenses actually incurred, including reasonable attorneys’ fees and expenses, may release any monies received by it to Mortgagor without affecting the lien of this Mortgage or may apply the same, in such manner as Mortgagee shall determine, to the reduction of the Obligations.  Subject to applicable law, any balance of such monies then remaining shall be paid to Mortgagor.  Mortgagor agrees to execute such further assignments of any compensation awards, damages, claims, rights of action and proceeds as Mortgagee may reasonably require, each in form and substance reasonably acceptable to Mortgagor and Mortgagee.  Notwithstanding any such condemnation, Mortgagor shall continue to pay interest on the entire unpaid principal amount of the Obligations.  If prior to the receipt by Mortgagee of such award or payment the Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and reasonable attorneys’ fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment.

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            8.        Care of Property.

                      (a)        Mortgagor shall preserve and maintain, or cause to be preserved and maintained, the Property, including all appurtenances thereto, in good and substantial repair and condition, reasonable wear and tear and damage from casualty excepted, and in material compliance with the requirements, if any, of the Permitted Liens, at its own cost, and will from time to time make, or cause to be made, all repairs, replacements, renewals and payments necessary to continue to maintain the Property in such state of repair, condition and compliance.  Mortgagor shall not permit, commit or suffer any material waste, impairment or deterioration of the Property or of any part thereof, reasonable wear and tear excepted, and will not take any action which will increase the risk of fire or other hazard to the Property or to any part thereof.

                        (b)        Except as otherwise provided in this Mortgage or the Loan Agreement, no part of the Property shall be removed, demolished or altered, without the prior written consent of Mortgagee.  Mortgagor shall have the right, without such consent, to remove and dispose of free from the lien of this Mortgage any part of the Property consisting of equipment and fixtures as from time to time may become worn out or obsolete, provided, that, either simultaneously with or prior to such removal, any such property shall be replaced with other property of equal utility and of a value at least equal to that of the replaced equipment or fixtures when first acquired and free from any security interest of any other person, except as otherwise provided in the Loan

Agreement.  Any such substituted property shall be deemed to be part of the Property and shall be subject to the lien of this Mortgage.

                        (c)         Mortgagee may enter upon and inspect the Property, prior to the occurrence of an Event of Default, during reasonable times, upon reasonable notice, and after the occurrence and during the continuance of an Event of Default, at any time, or in the case of emergency, at any time during the term of this Mortgage.

                         (d)       If any part of the Property shall be lost, damaged or destroyed by fire or any other cause, Mortgagor shall give written notice thereof to Mortgagee within seven (7) days of such event.  The insurance proceeds payable in connection with any such event shall be applied in accordance with Section 8.6.2 of the Loan Agreement.

                9.     Rents and Leases.

                       (a)       Subject to the terms of this Section and Paragraph E of the granting clauses above, Mortgagee waives the right to enter the Property for the purpose of collecting the Rents thereon, and the right to collect the Rents.  Mortgagor shall hold the current month’s Rents, or an amount sufficient to discharge all current sums due on the Obligations, in trust for use in the payment of the Obligations.  The right of Mortgagor to collect the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by Mortgagor under the terms of this Mortgage by giving notice of such revocation to Mortgagor.  Following such notice, Mortgagee may retain and apply the Rents toward payment of the Obligations in such priority and proportions as Mortgagee, in its discretion, shall deem proper.

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                     (b)       Mortgagor shall not, without the prior written consent of Mortgagee, which shall not be unreasonably withheld, conditioned or delayed, make or suffer to be made, any Leases or materially amend, cancel, modify, accept the surrender of, subordinate, accelerate the payment of rents to, or materially adversely change the terms of any renewal option of any Leases or accept prepayments of installments of Rent for a period of more than one (1) month in advance (except that Mortgagor may accept security deposits in respect of the Leases in excess of such amount) or further assign the whole or any part of the Rents or permit or suffer an assignment or sublease.  In respect of any Lease relating to the Property, Mortgagor will (i) fulfill or perform each and every provision thereof on its part to be fulfilled or performed; (ii) promptly send copies of all notices of default which it shall send or receive thereunder to Mortgagee, and (iii) enforce, short of termination thereof, the performance or observance of the provisions thereof.

                      (c)         Mortgagee or a receiver, while in possession of the Property, shall have the right to manage same, to make, cancel, enforce or modify Leases, to obtain and evict tenants, to fix or modify rents, to demolish any part or all of the Property that in the judgment of Mortgagee may be in an unsafe condition and dangerous to life and property, and to make repairs to the Property all as shall be, in Mortgagee’s or receiver’s discretion, necessary to protect Mortgagee’s interests hereunder.  Mortgagee may advance monies to the receiver for such purposes and any monies so expended or advanced shall be added to the Obligations and secured by this Mortgage.  Mortgagee, at its option, may repay such monies out of the Rents actually collected.  Mortgagee or receiver shall have the right to collect both (i) the Rents which may have accrued before the occurrence of an Event of Default hereunder or from the time Mortgagee or receiver takes possession, but are unpaid at the time of such Event of Default or taking of possession, and (ii) the Rents which may accrue after such Event of Default or taking of possession.  Mortgagee, or receiver, while in possession of the Property, shall only be liable to account for Rents actually received.

                     (d)       The taking of possession and collection of Rents by Mortgagee as aforesaid shall not be construed to be an affirmation of any Lease of the Property or any part thereof, and Mortgagee or any other purchaser at any foreclosure sale may (if otherwise entitled to do so) exercise the right to terminate any Lease as though such taking of possession and collection of Rents had not occurred.

                       (e)        To the extent granted herein, Mortgagor shall, from time to time upon the request of Mortgagee, specifically assign to Mortgagee, as additional security hereunder, by an instrument in writing in such form as may be approved by Mortgagee and Mortgagor, all right, title and interest of Mortgagor in and to any and all Leases now or hereafter on or affecting the Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such Lease.  Mortgagor shall also execute and deliver to Mortgagee any notification, financing statement or other document in form and substance reasonably acceptable to Mortgagor and Mortgagee, reasonably required by Mortgagee to perfect the foregoing assignment as to any such lease.

                     (f)        Mortgagor represents that all Leases, if any exist, are presently in full force and effect and that to Mortgagor’s knowledge, no default exists thereunder.  As any such Lease shall expire, Mortgagor shall so notify Mortgagee in order that at all times Mortgagee shall have a current list of all Leases.

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                   (g)       The assignment contained in the granting clauses hereof shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose under this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Property or any part thereof), and Mortgagor shall comply with and observe its obligations as landlord under all Leases.

           10.       Environmental Matters.  All environmental matters shall be governed by the terms and conditions of the Loan Agreement, specifically, but not limited to, Sections 9.1.14 and 10.1.5 of the Loan Agreement.

            11.        Further Assurances.  At any time and from time to time, upon Mortgagee’s reasonable request, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such further mortgages, instruments or further assurances, financing statements, certificates and other documents, each in form and substance reasonably acceptable to Mortgagor and Mortgagee, as Mortgagee may reasonably consider necessary in order to effectuate, complete, or perfect, or to continue and preserve the Obligations of Mortgagor under this Mortgage and the other Loan Documents, and the lien of this Mortgage as a lien upon all of the Property, whether now owned or hereafter acquired by Mortgagor.  Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as agent and attorney-in-fact of Mortgagor to do so.

            12.       Assignment of Rents.  The assignment of Leases and Rents contained in the granting clauses of this Mortgage shall be (a) fully operative without any further action on the part of either party, and specifically Mortgagee shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default, to all Rents from the property described in the granting clauses hereof whether or not Mortgagee takes possession of such property and (b) upon the occurrence and during the continuance of an Event of Default, this Mortgage shall constitute an irrevocable direction to and full authority to each lessee and sublessee under any Leases to pay all Rents to Mortgagee, without proof of the default relied upon and an automatic revocation of the permission hereby granted to Mortgagor to collect and use the Rents and any Rents collected by Mortgagor shall be held in trust for Mortgagee, and Mortgagor shall be a trustee with respect to all Rents received and shall hold these Rents for the account of Mortgagee, to be applied toward the Obligations.  Mortgagor hereby irrevocably authorizes each lessee, sublessee, guarantor, person and entity to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any Rents due or to become due following the occurrence and during the continuance of an Event of Default.  Mortgagor hereby further grants to Mortgagee the right following the occurrence and during the continuance of an Event of Default (i) to enter upon and take possession of the Property for the purpose of collecting the said Rents, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Mortgagee, (iii) to let the Property or any part thereof, and (iv) to apply said Rents, after payment of all reasonably necessary charges and expenses, on account of the Obligations.  Such assignment and this Mortgage shall continue in effect until the Obligations secured hereby are indefeasibly paid in full, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Property by Mortgagee following the occurrence and during the continuance of an Event of Default pursuant to this Mortgage, whether or not foreclosure has been instituted.  Neither the exercise of any rights under this Paragraph by Mortgagee nor the application of any such Rents, income or other benefits to the Obligations secured hereby, shall cure or waive any default or notice of Event of Default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

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           13.        After-Acquired Property.  To the extent permitted by and subject to applicable law, the lien of this Mortgage will automatically attach, without further act, to all after-acquired property located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Property or any part thereof.

         14.         Right to Remedy Defects.  Subject to Mortgagor’s right to contest the amount and validity thereof as set forth herein and in the Loan Agreement, if Mortgagor defaults in the payment of any Tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Mortgage or the other Loan Documents, without limiting Mortgagee’s rights to establish availability reserves for any of such matters at any time, Mortgagee may (but shall not be obligated to) advance funds for the account of Mortgagor to pay any such charges or items or perform or observe the same.  In addition, Mortgagee may at any time and from time to time advance such additional sums as Mortgagee in its reasonable discretion may deem necessary to preserve and protect the Property or any portion thereof and to protect the security of this Mortgage.  All such advanced costs and expenses actually incurred by Mortgagee in connection therewith shall be due and payable on demand, shall bear interest at the post-default rate of interest payable under the Loan Agreement, and shall be added to the Obligations and secured by the lien of this Mortgage.  Mortgagee is hereby empowered to enter and authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor, except in connection with Mortgagee’s or any of its agents’ gross negligence or willful misconduct.  Payment by Mortgagee as authorized herein to the holder of any prior lien shall entitle Mortgagee to become subrogated to the claims of such party to the extent of all such payments.  The production of a receipt by Mortgagee shall be prima facie proof of a payment or advance authorized hereby and the amount and validity thereof.

        15.       Default.  An Event of Default under the Loan Agreement shall constitute an Event of Default under this Mortgage.

          16.       Remedies on Default.   Upon the occurrence and during the continuance of any Event of Default:

                       (a)         Mortgagee shall have the option, in its sole discretion, and without further notice to or demand upon Mortgagor, to (i) take possession of the Property; (ii) file a complaint or complaints based upon this Mortgage and proceed thereon to judgment, execution, and sale for the collection of all sums unpaid and secured hereby, together with interest, reasonable costs, expenses actually incurred by Mortgagor, and an attorneys’ collection fee as permitted by law, or institute any other proceeding at law or in equity to foreclose this Mortgage to recover the sums due or to become due Mortgagee, including all sums unpaid and secured hereby, together with interest, reasonable expenses and costs actually incurred by Mortgagor, and an attorneys’ collection fee as permitted by law; (iii) have a receiver appointed to take possession, operate, manage, lease, sell, repair, or otherwise deal with the Property; (iv) exercise the power of sale granted herein and (v) exercise all other rights and remedies provided in this Mortgage, and all related agreements, or which may be available to Mortgagee at law or in equity.  All rights and remedies of Mortgagee shall be cumulative and concurrent and may be pursued singly, successively or together, at Mortgagee’s sole discretion, and may be exercised at one time and from time to time.

                      (b)       Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums secured by this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action to foreclose this Mortgage or any other action for any default by Mortgagor existing at the time the earlier action was commenced.

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                      (c)        Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage, or by reason of the release, regardless of consideration, of all or any part of the security held for the Obligations secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Property and Mortgagee extending the time of payment or modifying the terms of the Mortgage without first having obtained the consent of Mortgagor or such other person; and in the latter event, Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.  No release of all or any part of the security as aforesaid shall in any way impair or affect the lien of this Mortgage or its priority over any subordinate lien.

                     (d)        With respect to the personal property in which a security interest is herein granted, Mortgagee may exercise any or all of the rights accruing to a secured party under this Mortgage, the Uniform Commercial Code as applicable in the jurisdiction in which the Property is located (the “UCC”) and any other applicable law.  Mortgagor shall, if Mortgagee requests, assemble all such personal property and make it available to Mortgagee at a place or places to be reasonably designated by Mortgagee.  Any notice required to be given by Mortgagee of a public or private sale, lease or other disposition of the personal property or any other intended action by Mortgagee may be served by registered or certified mail, return receipt requested, directed to Mortgagor at the address of Mortgagor last known to Mortgagee, and shall be deemed complete five (5) days after the same shall be posted and shall constitute reasonable and fair notice to Mortgagor of any such action.

                    (e)         Each right, power and remedy of Mortgagee provided for in this Mortgage, in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

          17.       Possession by Mortgagee.  If Mortgagee shall take possession of the Property as aforesaid, Mortgagee may:  (a) hold, manage, operate, and lease the same, whether to Mortgagor or any other person or persons, on such terms and for such periods of time as Mortgagee may deem proper, and the provisions of any

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lease made by Mortgagee pursuant hereto shall be valid and binding upon Mortgagor notwithstanding that Mortgagee’s rights of possession may terminate or this Mortgage may be satisfied of record prior to the expiration of the term of such lease; (b) make such repairs thereto as Mortgagee may deem reasonably necessary for the repositioning of the Property; (c) demolish any part or all of the Improvements situated upon the Property which in the judgment of Mortgagee may be in unsafe condition and dangerous to life and property; and  (d) collect the Rents arising from the Property, past due and thereafter becoming due, and apply the same, in such order of priority as Mortgagee may determine, to the payment of all charges and commissions incidental to the collection of Rents and the management of the Property and all other sums, obligations and charges secured hereby.  All monies advanced by Mortgagee for the purposes aforesaid and not repaid out of the Rents collected shall be repaid by Mortgagor to the Mortgagee, on demand therefore, together with interest thereon at the highest rate being charged on the Obligations, and shall be added to the Obligations secured by this Mortgage.  The taking of possession and collection of Rents by Mortgagee as aforesaid shall not be construed to be an affirmation of any lease of the Property or any part thereof, and Mortgagee or any other purchaser at any foreclosure sale may (if otherwise entitled to do so) exercise the right to terminate any such lease as though such taking of possession and collection of Rents had not occurred.

        18.       Separate Parcels.  If more than one property, lot or parcel is covered by this Mortgage, and if this Mortgage is foreclosed upon, or judgment is entered upon any Obligation secured hereby, execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales may likewise be conducted separately or concurrently, in each case at Mortgagee’s election.

         19.       Waivers.  The granting of an extension or extensions of time by Mortgagee with respect to the performance of any provision of this Mortgage, or any obligation or agreement secured hereby on the part of Mortgagor to be performed, or the taking, release, discharge or compromise of any additional security, or the waiver by Mortgagee or failure by Mortgagee to enforce any provision of this Mortgage to declare a default with respect thereto, shall not operate as a waiver of any subsequent Event of Default or defaults or affect the right of Mortgagee to exercise all rights and remedies stipulated herein and therein, and to enforce strict performance hereof without prior notice of intention to do so.  To the fullest extent permitted under applicable law, Mortgagor hereby waives and releases:  (a) all errors, defects and imperfections in any proceeding instituted by the Mortgagee under this Mortgage and/or any other of the Loan Documents; (b) all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution; (c) any present or future statute of limitation or moratorium law or any other present or future law, regulation or judicial decision which provides for any stay of execution, marshalling of the Property or any other assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement of any portion of the Property; and (d) unless specifically and expressly required herein or in the Loan Agreement the right to receive any notice from the Mortgagee, including, without limitation, notice of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise, of any option under this Mortgage or under any of the other Loan Documents.

          20.       Governing Law.  Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Mortgage and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in that state, and any applicable laws of the United States of America; except with respect to the creation, perfection and enforcement of liens and security interests, which shall be governed by and construed and enforced in accordance with the law of the state in which the Property is located (the “State”).

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           21.      Security Agreement Under the Uniform Commercial Code.

                      (a)       This Mortgage constitutes not only a real property mortgage, but also a “security agreement” and a financing statement filed as a “fixture filing” within the meaning of the Uniform Commercial Code of the State (“UCC”).  Mortgagor (as debtor) hereby grants, assigns, conveys, pledges, hypothecates, and transfers to Mortgagee (as secured party) as security for the prompt and complete payment and performance of the Obligations, a lien and security interest in all of Mortgagor’s right, title and interest in and to all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Property, subject only to the Permitted Liens.  Nothing in this Section 21(a) shall limit in any manner whatsoever any right Mortgagee may have under the Loan Agreement.

                       (b)       Mortgagor hereby authorizes the filing of any and all such documents, including, without limitation, financing statements pursuant to the UCC, as Mortgagee may request to preserve and maintain the priority of the lien and security created hereby on the portion of Property which may be deemed personal property or fixtures, and shall pay to Mortgagee on demand any expenses incurred by Mortgagee in connection with the preparation, execution and filing of any such documents.  Mortgagor hereby authorizes and empowers Mortgagee to execute and file, on Mortgagor’s behalf, all financing statement amendments and refilings and continuations thereof as Mortgagee deems necessary or advisable to create, preserve and protect said lien and security interest.  When and if Mortgagor and Mortgagee shall respectively become the Debtor and Secured Party in any UCC financing statement affecting the Property, this Mortgage shall be deemed a security agreement as defined in said UCC and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein and in the other Loan Documents, (ii) governed by general law, or (iii) as to such part of the security which is also reflected in said financing statement, governed by the specific statutory provisions now or hereafter enacted and specified in the UCC, all at Mortgagee’s election.

                    (c)       Mortgagor and Mortgagee agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Mortgage irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time.  Similarly, the mention in any such financing statement of (A) rights in or to the proceeds of any fire and/or hazard insurance policy, or (B) any award in eminent domain or condemnation proceedings for a taking or for loss of value, or (C) Mortgagor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of the lien and security interest granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to (A), (B) and (C) that notice of Mortgagee’s priority of interest to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the UCC records.

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                          (d)        This Mortgage, to the extent that it conveys or otherwise deals with property or with items of property which are or which may become fixtures constitutes a financing statement filed and indexed as a fixture filing in the real estate records of the recorder of the county in which such property is located with respect to any and all fixtures and with respect to any personal property that may now be or hereafter become fixtures.  For the purposes of the foregoing, Mortgagor is the debtor (with its address as first set forth above) and Mortgagee is the secured party (with its address as first set forth above).  Information concerning the security interest created by this Mortgage may be obtained from Mortgagee, as secured party, at its address first set forth above.  Mortgagor is the record owner of the Property.  This Mortgage covers goods which are or are to become Fixtures.  7124 Grade Lane LLC is a limited liability company organized under the laws of the Commonwealth of Kentucky.  Mortgagor’s Organizational Identification Number appears on the cover page of this Mortgage.  If any item of property hereunder also constitutes collateral granted to Mortgagee under any other mortgage, agreement, document or instrument, in the event of any conflict between the provisions of this Mortgage and the provisions of such other mortgage, agreement, document or instrument relating to such collateral, the provision or provisions selected by Mortgagee shall control with respect to such collateral.

            22.       Binding Effect.  The covenants and agreements herein contained shall bind and inure to the benefit of the respective parties, their heirs, personal representatives, successors and assigns.  No rights are intended to be granted hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

            23.       Delegation of Duties.  No delegation of any kind to Mortgagee of Mortgagor’s duty to perform any obligation arising in connection with the Property is intended by this Mortgage.

           24.       Searches and Filing Fees.  Mortgagor shall upon demand pay the cost of title and lien searches, title insurance premiums, charges for recording this Mortgage, including any impositions, taxes or similar charges imposed by any governmental authority in connection with the recordation of this Mortgage, or the issuance of any note or other instrument secured hereby, as well as all other reasonable costs and expenses actually incurred by Mortgagee in connection with proceedings to recover any sums secured hereby.  Mortgagor shall also pay any fees and charges of Mortgagee in connection with the satisfaction of this Mortgage of record.

          25.       Declaration of No Set-Off.  If requested at any time by Mortgagee, Mortgagor shall promptly (and in any event within ten days after notice) furnish Mortgagee or Mortgagee’s designee with a Declaration of No Set-Off, in form and substance reasonably satisfactory to Mortgagor and Mortgagee or any such designee, certifying, in a writing duly acknowledged, the amount of principal, interest and other charges then owing under the Loan Documents, and whether there are any set-offs or defenses against the same, and, if so, the nature thereof.

             26.       Notices.  All notices, requests and demands hereunder shall be in writing and deemed to have

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been given or made if delivered in accordance with Section 12.3.1 of the Loan Agreement.

           27.      Captions.  The headings of any provision hereof are for convenience only and shall not limit or expand or otherwise affect any provisions hereof.

       28.     Construction.  The words “Mortgagor” and “Mortgagee” include singular or plural, individual or entity, and the respective heirs, executors, administrators, permitted successors and permitted assigns of Mortgagor, and Mortgagee, as the case may be.  The use of any gender applies to all genders.

             29.     Future Advances.  This Mortgage covers present and future advances made by Mortgagee to or for the benefit of Mortgagor pursuant to the Loan Agreement which will not at any time exceed the aggregate outstanding principal balance of $12,500,000.00.  It is the intent of the parties hereto that the lien of such future advances shall relate back to the date of recording of this Mortgage.  Mortgagor covenants not to issue a cut-off notice to Mortgagee until all Obligations have been satisfied in full.

          30.      Post-Judgment Interest, Rights and Remedies; Non-Merger.  It is the intention of the parties hereto that (a) the interest rates set forth in the Loan Agreement and any evidence of indebtedness issued pursuant thereto shall survive maturity, acceleration and entry of judgment, and continue to accrue on the outstanding principal balance of the Obligations until such Obligations are paid in full, and (b) the covenants and obligations of the Mortgagor and the rights and remedies of the Mortgagee hereunder and under the Loan Agreement and any other instrument or obligation executed pursuant thereto shall not merge with or be extinguished by the entry of judgment hereunder or thereunder and such covenants, obligations, rights and remedies shall survive any entry of judgment and continue until payment in full of the indebtedness secured hereby.

             31.       Conflicts.  In case of any conflict between the terms and provisions of this Mortgage and the Loan Agreement with respect to the same matter, the provisions of the Loan Agreement shall control.  Consistent additional provisions shall not be considered conflicting provisions for purposes of this Section.

             32.     WAIVER OF JURY TRIAL.  MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS.

       33.     WAIVER OF COUNTERCLAIMS.  MORTGAGOR WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY NATURE (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE, THE OBLIGATIONS, THE PROPERTY OR ANY MATTER ARISING THEREFROM OR RELATING HERETO OR THERETO.

           34.       Business Purposes.  Mortgagor covenants and agrees that the indebtedness secured by this Mortgage and the proceeds of such indebtedness are for business purposes only.

         35.      Changes, Etc.  Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by Mortgagor and Mortgagee.  The modification hereof or of any of the Loan Documents or the release of any part of the Property from the lien hereof shall not impair the priority of the lien of this Mortgage.

         36.        Execution-Multiple Originals.  This Mortgage may be executed in any number of duplicate originals and each such multiple original shall be deemed to constitute but one and the same instrument, any one of which shall be admissible to prove the terms hereof.

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             37.       Multisite Real Estate Transaction.  Mortgagor acknowledges that this Mortgage is one of a number of other security documents that secure the Obligations.  Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of the Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor, including the other security documents.  The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or any of the collateral security therefor, including the other security documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the other security documents without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of Mortgagee’s rights and remedies under any or all of the other security documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee shall not impair the lien of any other security documents or any of Mortgagee’s rights and remedies thereunder.  Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the other security documents separately or concurrently and in any order that it may deem appropriate, and Mortgagor waives any rights of subrogation.

          38.       Guarantee Obligations.  In addition to securing the direct obligations of Mortgagor, this Mortgage also secures the obligations of Borrowers.  Mortgagor further agrees that Mortgagee may do any of the following without adversely affecting the validity or enforceability of this Mortgage: (a) release, surrender, exchange, compromise or settle the Obligations or any part thereof; (b) change, renew or waive the terms of the Obligations, or any part thereof, subject to the terms of the Loan Agreement; (c) change, renew or waive the terms of any Loan Document other than this Mortgage or any other note, instrument or agreement relating to the Obligations, such rights in Mortgagee to include, without limitation, the right to change the rate of interest charged with respect to the Obligations or any part thereof (in which event the obligations of Mortgagor shall be deemed also to include all interest at such changed rate); (d) any extension or indulgence with respect to the payment or performance of the Obligations or any part thereof; (e) enter into any agreement of forbearance with respect to the Obligations, or any part thereof; (f) release, surrender, exchange or compromise any security held by Mortgagee for any of the Obligations; (g) release any other person who is a guarantor or surety or other obligor of, or who has agreed to purchase, the Obligations or any part thereof; and (h) release, surrender, exchange or compromise any security or lien held by Mortgagee for the Obligations or any part thereof.  Mortgagor agrees that Mortgagee may do any of the above as Mortgagee deems necessary or advisable, in Mortgagee's sole discretion, without giving any notice to Mortgagor, and that Mortgagor will remain liable for full payment and performance of the Obligations.

          39.      Certain Matters Relating to Property Located in the Commonwealth of Kentucky.  With respect to the Property which is located in the Commonwealth of Kentucky, notwithstanding anything contained to the contrary:

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                     (a)    Future Advances.  This Mortgage shall secure the payment of any and all renewals, extensions or amendments of the indebtedness secured hereby in whole or in part and any documents evidencing such indebtedness, including, without limitation, any and all renewals, extensions or amendments of, and replacements or substitutions for the Loan Agreement or the other Loan Documents, and no renewals or extensions shall be deemed a payment so as to discharge this Mortgage.  As permitted by KRS 382.520, this Mortgage secures not only the initial advances under Loan Agreement and the other Loan Documents, but all future advances and all other additional indebtedness, whether direct, indirect, existing, future, contingent or otherwise, connected with or arising out of the Loan Agreement, as the same may be hereafter amended, to the extent of not more than $12,500,000.00 and whether or not evidenced by notes, accounts or obligations of any kind whatsoever.  It shall be a default under this Mortgage if Mortgagor requests a release, in the manner provided by KRS 382.520, of any portion of the liens securing any of the additional indebtedness secured by this Mortgage pursuant to this Mortgage prior to the date that all of the obligations secured by this Mortgage have been paid and discharged and the Loan Agreement and the other Loan Documents have been terminated, and Mortgagor hereby waives any and all right to request such a release to the maximum extent permitted by law.

                 (b)       Revolving Loan.  To the extent that the indebtedness evidenced by the Loan Agreement and the other Loan Documents evidencing part of the Obligations is deemed to be a “line of credit” or a “revolving credit plan” pursuant to KRS 382.385, Mortgagor and Mortgagee intend that this Mortgage secure the line of credit and the revolving credit plan, and the maximum credit limit of the line of credit or the revolving credit plan which may be outstanding at any time or times under the line or the plan and which is to be secured by this Mortgage is $12,500,000.00.  It shall be a default under this Mortgage if Mortgagor requests a release, in the manner provided by KRS 382.385, of any portion of the lien securing the line of credit or the revolving credit plan prior to the date that all of the Obligations have been paid and the Loan Agreement and the other Loan Documents have been terminated, and Mortgagor hereby waives any and all right to request such a release to the maximum extent permitted by law.

                        (c)      Maturity Date:  The maturity date of the Obligations secured by this Mortgage is the Commitment Termination Date.

Any inconsistency or conflict between this Section 39 and any other provision or terms contained herein shall be construed in favor of and governed by this Section 39.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Mortgage has been duly authorized and has been executed and delivered by Mortgagor as of the date first written above.

7124 GRADE LANE LLC, a Kentucky limited liability company

BY: INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation, Manager

By:    /s/ Todd L. Phillips

Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer

STATE OF KENTUCKY                     )

                                                              )

COUNTY JEFFERSON                       )

Before me, a Notary Public in and for the State and County aforesaid, personally appeared Todd L. Phillips, known to me or proven by satisfactory evidence to be the Chief Executive Officer, President and Chief Financial Officer of Industrial Services of America, Inc., a Florida corporation, which is the  Manager of 7124 Grade Lane LLC, a Kentucky limited liability company, who executed and acknowledged the foregoing instrument as his free act and deed and the free act and deed of such company.

            IN WITNESS WHEREOF, I have set my hand and seal this 7th day of November, 2018.

   /s/  Tracy Thompson Taylor

NOTARY PUBLIC

My commission expires: January 31, 2020

[SEAL]

This instrument prepared by:

/s/ Ikhwan A. Rafeek

Ikhwan A. Rafeek

OTTERBOURG P.C.

230 Park Avenue

New York, New York 10169

(212) 661-9100

EXHIBIT A

Description of Land

Located in Jefferson County, Kentucky:

Being all of Tract 1 as shown on approved Minor Subdivision Plat bearing Docket #10-81, attached to and made a part of deed recorded in Deed Book 5215, page 427, in the Office of the Clerk of Jefferson County, Kentucky.

Together With non-exclusive perpetual easement for ingress and egress over the property designated as Tract 2 on said Minor Subdivision Plat.

Being the same property acquired by 7124 Grade Lane LLC, a Kentucky limited liability company, by Quitclaim Deed dated May 5, 2009, of record in Deed Book 9391, Page 506, in the office aforesaid.